UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 23, 2008 (September 19, 2008)
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50132	76-0502785
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

333 Clay Street, Suite 3600	77002-4109
Houston, Texas	(Zip Code)
(Address of principal execute offices)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On September 19, 2008, Sterling Chemicals, Inc. (“Sterling”) completed its exchange offer for all $150 million aggregate principal amount of its outstanding 10 1/4% Senior Secured Notes due 2015 (the “Senior Secured Notes”). The Senior Secured Notes were issued by Sterling in March 2007 in a private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and were exchanged for $150 million in aggregate principal amount of 10 1/4% Senior Secured Notes due 2015 (the “Exchange Notes”) registered under the Securities Act. The exchange offer was commenced in order to satisfy certain of Sterling’s obligations pursuant to a registration rights agreement entered into in connection with the private offering. As of the scheduled expiration time of the exchange offer of 5:00 pm. (New York City time) on September 12, 2008, all $150 million in aggregate principal amount of Senior Secured Notes were tendered and accepted for exchange by Sterling. Upon completion of the exchange offer, additional interest under the registration rights agreement, which had been accruing on the Senior Secured Notes at a rate of 0.75% per annum, ended and interest on the Exchange Notes will accrue going forward at the face amount of 10 1/4% per annum.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2008	STERLING CHEMICALS, INC.
	By:	/s/ John V. Genova
John V. Genova
President and Chief Executive Officer